Exhibit 16.1

Stonefield Josephson Inc.

18500 Von Karmon Ave

Suite 560

Irvine, CA 92612

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC 20549

Gentlemen:

We have read Item 4 (a) through (4) of Form 8-K, dated October 29, 2003, of Ocean West Holding Corporation and are in agreement with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Stonefield Josephson Inc.

Santa Monica, California

November 7, 2003